EXHIBIT 99.1

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FLEX ANNOUNCES THE PRICING TERMS

OF ITS CASH TENDER OFFER FOR ANY
AND ALL OF ITS 4.625% NOTES DUE 2020

San Jose, Calif., June 5, 2019 — Flex (Nasdaq: FLEX) today announced the pricing terms of its previously announced cash tender offer (the “Tender Offer”) for any and all of its outstanding 4.625% Notes due 2020 (the “2020 Notes”).

The consideration (the “Tender Offer Consideration”) for each $1,000 principal amount of the 2020 Notes validly tendered and accepted for purchase pursuant to the Tender Offer was determined in the manner described in the Offer to Purchase dated May 30, 2019 (the “Offer to Purchase”) by reference to the fixed spread for the 2020 Notes specified below plus the yield to maturity based on the bid-side price of the U.S. Treasury Reference Security specified below as of 2:00 p.m., New York City time today, the date on which the Tender Offer is currently scheduled to expire.

Title of Security	CUSIP / ISIN Nos.	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Reference Yield	Fixed Spread	Tender Offer Consideration(1)
4.625% Notes due 2020	33938E AQ0 / US33938EAQ08	$500,000,000	1.375% UST due February 15, 2020	FIT3	2.207%	+50 bps	$1,013.02

(1)         Per $1,000 principal amount.

In addition to the Tender Offer Consideration, holders of the 2020 Notes (“Holders”) will receive accrued and unpaid interest on the 2020 Notes validly tendered and accepted for purchase from the February 15, 2019 interest payment date up to, but not including, the settlement date, which is currently expected to be June 6, 2019 (such date, as it may be extended, the “Settlement Date”).  Notes tendered by notice of guaranteed delivery and accepted for purchase are expected to be purchased on the second business day after the Settlement Date, but payment of accrued interest on such 2020 Notes will only be made to, but not including, the Settlement Date.

The Tender Offer will expire today at 5:00 p.m., New York City time, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Time”).  Holders must validly tender their 2020 Notes at or prior to the Expiration Time (including by notice of guaranteed delivery) and not validly withdraw their 2020 Notes to be eligible to receive the Tender Offer Consideration and accrued and unpaid interest as described above.

The Tender Offer is being made on the terms and subject to the conditions set forth in the Offer to Purchase and the related letter of transmittal and notice of guaranteed delivery and the Company’s press release dated May 30, 2019 announcing the amendment by the Company of the financing condition of the Tender Offer (collectively, the “Offer Documents”).  The amended financing condition for the Tender Offer is the successful completion by Flex of its previously announced offering (the “Offering”) of $450 million aggregate principal amount of 4.875% Notes due 2029 (the “New Notes”).  The Offering is not conditioned on the completion of the Tender Offer.

Holders who validly tender their 2020 Notes may validly withdraw their tendered 2020 Notes at any time prior to the earlier of (i) the Expiration Time and (ii) if the Tender Offer is extended, the 10th business day after commencement of the Tender Offer.  Notes may also be validly withdrawn at any time after the 60th business day after commencement of the Tender Offer if for any reason the Tender Offer has not been consummated by that date.

Holders are urged to read the Offer Documents carefully before making any decision with respect to the Tender Offer.  Copies of the Offer Documents are available via the Tender Offer website at www.dfking.com/flex or by contacting D.F. King & Co., Inc., the Information Agent for the Tender Offer, via email at flex@dfking.com or via telephone at (212) 269-5550 (banks and brokers) or (800)

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967-4607 (all others).  Questions regarding the terms of the Tender Offer should be directed to the Dealer Managers for the Tender Offer, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and BNP Paribas Securities Corp. as follows: J.P. Morgan Securities LLC at (212) 834-8553 (collect) or (866) 834-4666 (toll-free), Citigroup Global Markets Inc. at (212) 723-6106 (collect) or (800) 558-3745 (toll-free) or BNP Paribas Securities Corp. at (212) 841-3059 (collect) or (888) 210-4358 (toll-free).

None of Flex, its board of directors, the Dealer Managers, the Information Agent or the trustee for the 2020 Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should tender any 2020 Notes pursuant to the Tender Offer. Holders must make their own decision as to whether to tender any of their 2020 Notes and, if so, the principal amount of 2020 Notes to tender.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any of the 2020 Notes, or an offer to sell or a solicitation of an offer to purchase the New Notes pursuant to the Offering nor is it a solicitation for acceptance of the Tender Offer. Flex is making the Tender Offer only by, and pursuant to the terms of, the Offer Documents. The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Flex

Flex Ltd. (Reg. No. 199002645H) is the Sketch-to-Scale® solutions provider that designs and builds intelligent products globally. With approximately 200,000 employees across 30 countries, Flex provides innovative design, engineering, manufacturing, real-time supply chain insight and logistics services to companies of all sizes across industries and markets.

Contacts

Kevin Kessel, CFA

Vice President, Investor Relations

(408) 576-7985

kevin.kessel@flex.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to the Offering and the Tender Offer. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including the risks that the Tender Offer and/or the Offering may not be completed on the proposed terms, or at all. Readers are cautioned not to place undue reliance on these forward-looking statements. The following risks, among others, could affect our business and financial performance: future revenues and earnings may not be achieved as expected; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; litigation and regulatory investigations and proceedings; compliance with legal and regulatory requirements; the possibility that benefits of our restructuring actions may not materialize as expected; the expected revenue and margins from recently launched programs may not be realized; our dependence on a small number of customers; the impact of component shortages, including their impact on our revenues; geopolitical risk, including the termination and renegotiation of international trade agreements and trade policies, including the impact of tariffs and related regulatory actions; recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense; the effects that the current macroeconomic environment could have on our business and demand for our products; and the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations.

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Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and Flex assumes no obligation to update these forward-looking statements, except as required by law.